                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report dated December 14, 1999 on the financial statements of Schroder Series Trust for the year ended October 31, 1999 and to all references to our Firm included in or made part of the registration statement of Schroder Series Trust filed on Form N-1A (Post-Effective Amendment No. 15), Investment Company Act File NO. 811-7840 (33-65632 under the Securities Act of 1933), with the Securities and Exchange Commission.



                                                             ARTHUR ANDERSEN LLP




New York, New York
January 28, 2002